Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267240

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 15, 2022)

Berry Corporation (bry)

Up to $50,000,000

Common Stock

We have entered into an open market sale agreement, dated March 13, 2025 (the “sales agreement”), with Jefferies LLC and Johnson Rice & Company L.L.C. (each, a “sales agent” and collectively, the “sales agents”), relating to shares of our common stock, par value $0.001 per share (the “common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock from time to time through the sales agents. This prospectus supplement is offering shares of our common stock having an aggregate offering price of up to $50 million.

Shares of our common stock trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BRY.” On March 12, 2025, the last sale price of the shares as reported on Nasdaq was $3.64 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq or sales made into any other existing trading market of our common stock. The sales agents are not required to sell any specific number or dollar amount of our common stock, but each of the sales agents has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the common stock on terms mutually agreed upon between the sales agents and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Please read “Plan of Distribution” in this prospectus supplement for more information.

The compensation to each of the sales agents for sales of our common stock pursuant to the sales agreement will be an amount up to 3% of the aggregate gross proceeds of all common stock sold by such sales agent thereunder. In connection with the sale of the common stock on our behalf, each sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus for information regarding risks you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies	Johnson Rice & Company

The date of this prospectus supplement is March 13, 2025

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (Registration No. 333-267240) with the Securities and Exchange Commission (the “SEC”) on September 15, 2022, as part of a “shelf” registration process. Under the shelf registration process, we may sell our common stock in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our common stock being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the sales agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the sales agents are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, or any free writing prospectus we may authorize to be delivered or made available to you, is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”

Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” and the “Company” refer to Berry Corporation (bry) together with its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered or made available to you includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can typically identify forward-looking statements by words such as aim, anticipate, achievable, believe, budget, continue, could, effort, estimate, expect, forecast, goal, guidance, intend, likely, may, might, objective, outlook, plan, potential, predict, project, seek, should, target, will or would and other similar words that reflect the prospective nature of events or outcomes. All statements other than statements of historical facts included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered or made available to you that address plans, activities, events, objectives, goals, strategies or developments that the Company expects, believes or anticipates will or may occur in the future, such as those regarding our financial position, liquidity, cash flows (including, but not limited to, Free Cash Flow), financial and operating results, capital program and development and production plans, operations and business strategy, potential acquisition and other strategic opportunities, reserves, hedging activities, capital expenditures, return of capital, future repurchases of stock or debt, capital investments, our ESG strategy and the initiation of new projects or business in connection therewith, recovery factors and other guidance, are forward-looking statements. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. For any such forward-looking statement that includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, sometimes materially. Therefore, such forward-looking statements involve significant risks and uncertainties that could materially affect our expected financial position, financial and operating results, liquidity, cash flows (including, but not limited to, Free Cash Flow) and business prospects. Material risks that may affect us are discussed below under “Risk Factors” in this prospectus supplement, in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, in Part II, Item 1A. “Risk Factors” in any subsequent Quarterly Reports on Form 10-Q, and in the other documents incorporated by reference herein.

Factors (but not all the factors) that could cause results to differ include among others:

•

the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects;

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the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products;

•	volatility of oil, natural gas and NGL prices, including as a result of political instability, armed conflicts or economic sanctions;

•	inflation levels and government efforts to reduce inflation, including related interest rate determinations;

•

overall domestic and global political and economic trends, geopolitical risks and general economic and industry conditions, such as inflation, high interest rates, increased volatility in financial and credit markets, global supply chain disruptions, government interventions into the financial markets and economy and volatility related to recent and upcoming elections in the United States and other major economies;

•

the imposition of tariffs or trade or other economic sanctions, political instability or armed conflict in oil and gas producing regions, including the ongoing conflict in Ukraine, the ongoing conflict in the Middle East, or a prolonged recession, among other factors;

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•	supply of and demand for oil, natural gas and NGLs, including due to the actions of foreign producers, importantly including OPEC+ and change in OPEC+’s production levels;

•

the California and global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources;

•	concerns about climate change and air quality issues;

•	price fluctuations and availability of natural gas and electricity and the cost of steam;

•	disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations;

•	our ability to recruit and/or retain key members of our senior management and key technical employees;

•	competition and consolidation in the oil and gas E&P industry;

•	our ability to replace our reserves through exploration and development activities or acquisitions;

•	our ability to make acquisitions and successfully integrate any acquired businesses;

•	information technology failures or cyberattacks;

•	inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet our working capital requirements or fund planned investments;

•	our ability to satisfy our debt obligations and comply with all covenants, agreements and conditions under our 2024 Term Loan and our 2024 Revolver;

•	our ability to use derivative instruments to manage commodity price risk;

•	the creditworthiness and performance of our counterparties with respect to our hedges;

•

our ability to meet our planned drilling schedule, including due to our ability to obtain permits on a timely basis or at all, and to successfully drill wells that produce oil and natural gas in commercially viable quantities;

•	uncertainties associated with estimating proved reserves and related future cash flows;

•	drilling and production results, lower–than–expected production, reserves or resources from development projects or higher–than–expected decline rates;

•	our ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells;

•	changes in tax laws;

•	uncertainties and liabilities associated with acquired and divested assets;

•

risks related to the acquisitions, including the risk that we may fail to successfully integrate the assets into our operations, identify risks or liabilities associated with the acquired entity, its operations or assets, or realize any anticipated benefits or growth;

•	asset impairments from commodity price declines, regulatory changes, permitting delays or other factors;

•	large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies;

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•	geographical concentration of our operations;

•	impact of derivatives legislation affecting our ability to hedge;

•	failure of risk management and ineffectiveness of internal controls;

•

catastrophic events, including wildfires, earthquakes, floods, and epidemics or pandemics, including the effects of related public health concerns and the impact of actions that may be taken by governmental authorities and other third parties in response to a pandemic;

•	environmental risks and liabilities under federal, state, tribal and local laws and regulations (including remedial actions);

•	potential liability resulting from pending or future litigation; and

•	governmental actions and political conditions, as well as actions by other third parties that are beyond our control.

Any forward-looking statement speaks only as of the date on which such statement is made. Except as required by law, we undertake no responsibility to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered or made available to you are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered or made available to you and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered or made available to you, as well as the information to which we refer you and the information incorporated by reference herein and therein, before deciding whether to invest in our common stock.

Our Company

We are a value-driven western United States independent upstream energy company with a focus on onshore, low geologic risk, low decline, long-lived oil and gas reserves. We operate in two business segments: (i) exploration and production (“E&P”) and (ii) well servicing and abandonment services. Our E&P assets are located in California and Utah, are characterized by high oil content and are predominantly located in rural areas with low population. Our California assets are in the San Joaquin Basin (100% oil), and our Utah assets are in the Uinta Basin (65% oil). We provide our well servicing and abandonment services to third party operators in California and our California E&P operations through C&J Well Services (CJWS).

Our Corporate Structure

Berry Corporation (bry) or “Berry Corp.” is a holding company that was incorporated as a Delaware corporation in February 2017 for the purpose of facilitating an initial public offering of common equity and to become the sole managing member of Berry LLC. Berry Corp. operates and controls all of the business and affairs of its subsidiaries and, through the subsidiaries, conducts our business. Berry Corp. consolidates the financial results of the subsidiaries. Berry Corp. has no independent assets or operations and its principal assets are controlling equity interests in its subsidiaries.

Corporate Information

Berry Corp.’s principal executive office is located at 16000 N. Dallas Pkwy, Ste. 500, Dallas, Texas 75248 and our telephone number at that address is (661) 616-3900. Our web address is www.bry.com. Information contained in or accessible through our website is not, and should not be deemed to be, part of this prospectus supplement.

THE OFFERING

Issuer	Berry Corporation (bry)

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50 million.

Manner of offering	“At the market offering” that may be made from time to time through our sales agents, Jefferies LLC and Johnson Rice & Company L.L.C. Please read “Plan of Distribution” in this prospectus supplement for more information.

Use of proceeds	We currently plan to use the net proceeds from this offering, after deducting the sales agents’ commissions and offering expenses payable by us, for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our then-outstanding indebtedness, and funding acquisitions, capital expenditures and working capital. Please read “Use of Proceeds” in this prospectus supplement for more information.

Exchange listing and symbol	Our common stock is listed on The Nasdaq Global Select Market under the symbol “BRY.”

Material U.S. federal income tax considerations for non-U.S. holders	The material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock acquired in this offering by a non-U.S. holder are described in “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders.” Each non-U.S. holder is urged to consult its own tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences to it of owning and disposing of our common stock.

Risk factors	Investing in our common stock involves risks. Please read “Risk Factors” on page S-3 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS

You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks actually occur, our business, financial condition or results of operations could suffer. In that event, you may lose all or part of your investment in the common stock.

Risks Related to this Offering

It is not possible to predict the actual number of shares of common stock we will sell under the sales agreement, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to the sales agents at any time throughout the term of the sales agreement. The number of shares of common stock that are sold through a sales agent after delivering an issuance notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with such sales agent in any applicable issuance notice, and the demand for our common stock during the sales period. Actual gross proceeds may be less than $50 million, which may impact our future liquidity. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares of common stock that will be sold or the actual gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares of common stock to be sold in this offering. Investors may experience a decline in the value of the shares of common stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Management will have broad discretion as to the use of the proceeds from this offering, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Our common stock is subordinate to all of our debts and liabilities and you could lose all or part of your investment.

Our common stock is equity capital of the Company which ranks subordinate to debt and shares of preferred stock, if any, in the event of an insolvency or winding up of the Company. If we were to become insolvent or be wound up, the Company’s assets would be used to pay liabilities and other debt before payments could be made on any shares of preferred stock, if any, and, subsequently, on the shares of common stock.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agents.

We currently plan to use the net proceeds from this offering, after deducting the sales agents’ commissions and offering expenses payable by us, for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our then-outstanding indebtedness, and funding acquisitions, capital expenditures and working capital.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with the sales agents, under which we may offer and sell up to $50 million shares of our common stock from time to time through the sales agents, acting as sales agents. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, sales made directly on the Nasdaq or sales made into any other existing trading market of our common stock.

Each time we wish to issue and sell our common stock under the sales agreement, we will provide a sales agent with an issuance notice that specifies the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. The sales agents are not required to sell any specific number or dollar amount of our common stock, but each of the sales agents has agreed, unless such sales agent declines to accept the terms of such notice, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the common stock up to the amount specified on such terms. We may sell our common stock through only one sales agent on any particular trading day. The obligations of the sales agents under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

The settlement of sales of our common stock between us and the applicable sales agent will occur on the first business day following the date on which the sale was made, or on some other date that is agreed upon by us and the applicable sales agent in connection with a particular transaction. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the applicable sales agent a commission up to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock made through such sales agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agents for the fees and disbursements of their counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of their legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the sales agreement, will be approximately $300,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares of common stock.

The applicable sales agent will provide written confirmation to us before the open on the Nasdaq on the day following each day on which our shares of common stock are sold through such sales agent under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us. We will report at least quarterly the number of shares of our common stock sold through the sales agents under the sales agreement and the net proceeds to us in connection with any such sales.

In connection with the sale of the common stock on our behalf, each of the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agents will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the sales agents may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and the sales agents may each terminate the sales agreement at any time upon 10 trading days’ prior written notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 filed under the Exchange Act and incorporated by reference in this prospectus supplement.

The sales agents and their affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, each of the sales agents may actively trade our securities for its own account or for the accounts of customers, and, accordingly, such sales agent may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by each of the sales agents, and the sales agents may distribute this prospectus supplement and the accompanying prospectus electronically.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•	banks, mutual funds, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	certain U.S. expatriates and former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

Distributions of cash or other property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

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the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on “withholdable payments” (as defined in the Code), including any dividends on our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common stock paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.

LEGAL MATTERS

Vinson & Elkins LLP, Houston, Texas, will issue opinions about the validity of the common stock and various legal matters in connection with the offering on our behalf. Certain legal matters in connection with the common stock offered hereby will be passed upon for the sales agents by Gibson, Dunn & Crutcher LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Berry Corporation (bry) as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included or incorporated by reference in this prospectus supplement have been derived from reports prepared by the independent engineering firm, DeGolyer and MacNaughton. All such information has been so included on the authority of such firms as experts regarding the matters contained in their reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the securities that may be offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We are required to file annual and quarterly reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We maintain an Internet site at www.bry.com. We do not incorporate our Internet site, or the information contained on that site or connected to that site, into this prospectus supplement.

We make available free of charge on our website, all materials that we have filed electronically with the SEC, including our Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports, proxy statements for our annual and special stockholder meetings and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus supplement by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement.

If information in incorporated documents conflicts with information in this prospectus supplement, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

We incorporate by reference the documents listed below, which have been previously filed by Berry Corporation (bry), and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus supplement until the termination of the offering under this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2024;

•

our Current Report on Form 8-K filed on January 22, 2025 (excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit); and

•	the description of our common stock contained in our registration statement on Form 8-A, filed on July 24, 2018, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

Berry Corporation (bry)

16000 N. Dallas Parkway, Suite 500

Dallas, Texas 75248

(661) 616-3900

Attention: Investor Relations

We have not authorized anyone else to provide you with any information other than the information incorporated by reference or provided in this prospectus supplement. You should not assume that the information incorporated by reference or provided in this prospectus supplement is accurate as of any date other that the date on the front of each document.

Filed pursuant to Rule 424(b)(3)
Registration No. 333-267240

PROSPECTUS

Berry Corporation (bry)

$500,000,000

Common Stock

Preferred Stock

Debt Securities

At the time of filing we have no current plans to do so, however, from time to time in one or more offerings, we may offer and sell (i) common stock, (ii) preferred stock and (iii) debt securities issued by Berry Corporation (bry) (“Berry Corp.”). We refer to the common stock, the preferred stock and the debt securities collectively as the “securities.” The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.

We may offer and sell these securities on a delayed or continuous basis to or through one or more underwriters, dealers or agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we may offer these securities. The specific terms of any securities we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. The prospectus supplement may describe the specific manner in which we will offer these securities and also may add, update or change information contained in this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, including the documents incorporated by reference, and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “BRY.” We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered.

Investing in our securities involves risks. Please see “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2022

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement or any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell these securities only in jurisdictions where offers and sales are permitted. The information in this prospectus or any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of the securities. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus or any prospectus supplement.

i

ABOUT THIS PROSPECTUS

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and the documents incorporated by reference in their entirety before investing in our securities.

When we use the terms “we,” “us,” “our,” the “Company,” or similar words in this prospectus, unless the context otherwise requires, we are referring to Berry Corp. and its subsidiary, Berry Petroleum Company, LLC (“Berry LLC”), and as of October 1, 2021 this also includes C&J Well Services, LLC (“CJWS”) and CJ Berry Well Services Management, LLC (“C&J Management”).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the securities that may be offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We are required to file annual and quarterly reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We maintain an Internet site at www.bry.com. We do not incorporate our Internet site, or the information contained on that site or connected to that site, into this prospectus or this registration statement.

We make available free of charge on our website, all materials that we have filed electronically with the SEC, including our Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports, proxy statements for our annual and special stockholder meetings and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Our filings will also be available to the public from commercial document retrieval services.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means we can disclose important information to you without actually including the specific information in this prospectus by referring to those documents. The information incorporated by reference is an important part of this prospectus.

If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until the termination of each offering under this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2021 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 7, 2022);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022;

•

our Current Reports on Form 8-K filed on March 18, 2022, April  12, 2022, May  26, 2022, June  1, 2022, June 9, 2022  and August 3, 2022 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit); and

•	the description of our common stock contained in our registration statement on Form 8-A, filed on July 24, 2018, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

Berry Corporation (bry)

16000 N. Dallas Parkway, Suite 500

Dallas, Texas 75248

(661) 616-3900

Attention: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other that the date on the front of each document.

ABOUT BERRY CORPORATION (BRY)

Our Company

We are a western United States independent upstream energy company with a focus on onshore, low geologic risk, long-lived conventional oil and gas reserves in the San Joaquin basin of California and the Uinta basin of Utah, with well servicing and abandonment capabilities in California. Since October 1, 2021, we have operated in two business segments: (i) development and production (“D&P”) and (ii) well servicing and abandonment.

Our Corporate Structure

Berry Corp. is a holding company that was incorporated as a Delaware corporation in February 2017 for the purpose of facilitating an initial public offering (“IPO”) of common equity and to become the sole managing member of Berry LLC. On October 1, 2021, we completed the acquisition of one of the largest upstream well servicing and abandonment businesses in California, which operates as CJWS and now constitutes our well servicing and abandonment segment.

As the sole member of each of Berry LLC, CJWS and C&J Management (together, the “Subsidiaries”), Berry Corp. operates and controls all of the business and affairs of the Subsidiaries and, through the Subsidiaries, conducts our business. Berry Corp. consolidates the financial results of the Subsidiaries. Berry Corp. has no independent assets or operations and its principal assets are controlling equity interests in Berry LLC, C&J Management and CJWS.

Corporate Information

Berry Corp.’s principal executive office is located at 16000 N. Dallas Pkwy, Ste. 500, Dallas, Texas 75248 and our telephone number at that address is (661) 616-3900. Our web address is www.bry.com. Information contained in or accessible through our website is not, and should not be deemed to be, part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, production, growth plans, reserves quantities or value, operating or capital costs, financial condition, results of operations and our ability to meet our capital expenditure plans and other obligations and financial commitments.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also have material adverse effects similar to those noted above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus or in any accompanying prospectus supplement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this prospectus that address plans, activities, events, objectives, goals, strategies, or developments that the Company expects, believes or anticipates will or may occur in the future, such as those regarding our financial position, liquidity, cash flows, financial and operating results, capital program and development and production plans, operations and business strategy, potential acquisition and other strategic opportunities, reserves, hedging activities, capital expenditures, return of capital, our shareholder return model and the payment of future dividends, future repurchases of stock or debt, capital investments, our ESG strategy and the initiation of new projects or business in connection therewith, recovery factors, and other guidance, are forward-looking statements. These statements are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control. Therefore, such forward-looking statements involve significant risks and uncertainties that could materially affect our expected financial position, financial and operating results, liquidity, cash flows, and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. You can typically identify forward-looking statements by words such as aim, anticipate, achievable, believe, budget, continue, could, effort, estimate, expect, forecast, goal, guidance, intend, likely, may, might, objective, outlook, plan, potential, predict, project, seek, should, target, will or would and other similar words that reflect the prospective nature of events or outcomes. For any such forward-looking statement that includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, sometimes materially. Material risks that may affect us are discussed above in “Risk Factors” in this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference, including our most recent Annual Report on Form 10-K.

Factors (but not necessarily all the factors) that could cause results to differ include, among others:

•

the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects;

•

the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of our products;

•	global economic trends, geopolitical risks and general economic and industry conditions;

•	overall domestic and global political and economic conditions;

•	the actions of foreign producers, importantly including OPEC+ and changes in OPEC+‘s production levels;

•	volatility of oil, natural gas and NGL prices;

•

the California and global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources;

•	supply of and demand for oil, natural gas and NGLs;

•	disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations;

•	inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet our working capital requirements or fund planned investments;

•	price fluctuations and availability of natural gas and electricity and the cost of steam;

•	our ability to use derivative instruments to manage commodity price risk;

•	our ability to meet our planned drilling schedule and to successfully drill wells that produce oil and natural gas in commercially viable quantities;

•	concerns about climate change and other air quality issues;

•	uncertainties associated with estimating proved reserves and related future cash flows;

•	our ability to replace our reserves through exploration and development activities;

•	drilling and production results, lower-than-expected production, reserves or resources from development projects or higher-than-expected decline rates;

•	our ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells;

•	changes in tax laws;

•	effects of competition;

•	uncertainties and liabilities associated with acquired and divested assets;

•	our ability to make acquisitions and successfully integrate any acquired businesses;

•	market fluctuations in electricity prices and the cost of steam;

•	asset impairments from commodity price declines;

•	large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies;

•	geographical concentration of our operations;

•	the creditworthiness and performance of our counterparties with respect to our hedges;

•	impact of derivatives legislation affecting our ability to hedge;

•	failure of risk management and ineffectiveness of internal controls;

•	catastrophic events, including wildfires, earthquakes and pandemics;

•	environmental risks and liabilities under federal, state, tribal and local laws and regulations (including remedial actions);

•	potential liability resulting from pending or future litigation;

•	our ability to recruit and/or retain key members of our senior management and key technical employees;

•	information technology failures or cyberattacks; and.

•	governmental actions and political conditions, as well as the actions by other third parties that are beyond our control.

Any forward-looking statement speaks only as of the date on which such statement is made. Except as required by law, we undertake no responsibility to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, the repayment or refinancing of all or a portion of our debt, funding acquisitions of assets or businesses and organic growth.

The actual application of proceeds we receive from any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus (the “debt securities”) will be general unsecured obligations of Berry Corp. Berry Corp. will issue debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to such securities, which we refer to in this prospectus as the indenture.

We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete. We have filed the form of indenture with the SEC as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you.

In this summary, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” or “the issuer” refer to Berry Corp.

General

The indenture does not limit the amount of debt securities that may be issued under the indenture, and does not limit the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.

The debt securities will either constitute the issuer’s senior unsecured indebtedness and will rank equally in right of payment with all of the issuer’s other unsecured and unsubordinated debt and senior in right of payment to all of the issuer’s subordinated indebtedness, or constitute the issuer’s subordinated unsecured indebtedness and will rank junior to all of the issuer’s senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, the issuer’s secured indebtedness with respect to the assets securing that indebtedness.

The indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indenture also does not contain provisions that give holders of the debt securities the right to require it to repurchase their securities in the event of a decline in the issuer’s credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the guarantor of the debt securities, if any;

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which the issuer will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

•	the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Events of Default

Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	failure to pay interest on any debt security of that series for 30 days when due;

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment for 30 days when due;

•

failure to comply with any agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of the issuer; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 60 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to such series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require the issuer to furnish to the trustee annually a statement as to the issuer’s performance of certain of the issuer’s obligations under the indentures and as to any default in performance.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of the issuer’s obligations under the indenture. If the issuer deposits with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at the issuer’s option, either of the following will occur:

•	the issuer will be discharged from the issuer’s obligations with respect to the debt securities of that series (“legal defeasance”); or

•

the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “-Consolidation, Merger and Sales of Assets” and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer’s obligation to pay principal, premium and interest on the debt securities will also survive.

Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to the issuer of excess money or government securities, when either:

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•

the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and the issuer has paid all other sums payable by the issuer with respect to the debt securities of that series.

Book-Entry Debt Securities

The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

The issuer will name the trustee under the indenture in the prospectus supplement. The trustee will be qualified to act under the Trust Indenture Act of 1939, as amended.

DESCRIPTION OF CAPITAL STOCK

Berry Corp.’s authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, and 250,000,000 shares of preferred stock, par value $0.001 per share. As of July 31, 2022 there were 78,760,354 shares of common stock and no shares of preferred stock outstanding.

The following description of the capital stock of Berry Corp. is based upon the Second Amended and Restated Certificate of Incorporation of Berry Corp. (the “Certificate of Incorporation”), the Third Amended and Restated Bylaws of Berry Corp. (the “Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and the Bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Certificate of Incorporation and Bylaws.

Common Stock

Dividends

Holders of the common stock are entitled to dividends in the amounts and at the times declared by Berry Corp.’s board of directors in its discretion out of any assets or funds of Berry Corp. legally available for the payment of dividends.

Voting

Each holder of shares of the common stock is entitled to one vote for each share of the common stock on all matters presented to the stockholders of Berry Corp. (including the election of directors). The holders of shares of common stock have no cumulative voting rights. All elections of directors are determined by a plurality of the votes cast, and except as otherwise required by law or by the rules of any stock exchange upon which Berry Corp.’s securities are listed or as otherwise provided in the Bylaws or Certificate of Incorporation, all other matters are determined by a majority of the votes cast affirmatively or negatively, on such matter. In addition, the board of directors has adopted a policy whereby in an uncontested election of directors, any nominee who receives a greater number of “withhold” votes with respect to his or her election than votes “for” his or her election must offer their resignation. Action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting or vote if a written consent setting forth the action is signed by at least the minimum number of votes necessary to authorize or take such action at a meeting.

Liquidation

The holders of the common stock will share equally and ratably in Berry Corp.’s assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Other Rights

The holders of the common stock do not have preemptive rights to purchase shares of Berry Corp.’s stock. The common stock is not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of preferred stock that Berry Corp. may issue in the future.

Under the terms of the Certificate of Incorporation, Berry Corp. is prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the U.S. Bankruptcy Code (“Bankruptcy Code”) and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to Berry Corp.

Preferred Stock

The Certificate of Incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.001 per share, covering up to an aggregate of 250,000,000 shares of preferred stock. The board of directors may determine the number of shares in each such series and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions of such series. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of Berry Corp. entitled to vote thereon, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any preferred stock designation.

Limitation of Liability of Directors and Indemnification Matters

The Certificate of Incorporation provides that no director shall be personally liable to Berry Corp. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Berry Corp. or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”) or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate Berry Corp.’s and its stockholders’ rights, through stockholders’ derivative suits on Berry Corp.’s behalf, to recover monetary damages against a director for certain breaches of fiduciary duty as a director.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Berry Corp. has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require Berry Corp. to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service as a director or executive officer of Berry Corp. In addition, Berry Corp. is also required to advance expenses incurred by such individuals in connection with any proceeding arising by reason of their service. The Certificate of Incorporation also provides that we will indemnify our directors and officers to the fullest extent permitted under Delaware law.

Anti-Takeover Provisions of the Certificate of Incorporation, the Bylaws and the DGCL

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions that may have some anti-takeover effects and may delay, defer or prevent a takeover attempt or a removal of Berry Corp.’s incumbent officers or directors that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for shares held by the stockholders.

Delays in or Prevention of a Change in Control

Provisions in Berry Corp.’s Bylaws could have an effect of delaying, deferring or preventing a change in control of Berry Corp.

Amendment of the Bylaws

The Certificate of Incorporation and the Bylaws grant to the board of directors the power to adopt, amend, restate or repeal the Bylaws, as permitted under the DGCL, provided that no bylaw adopted by the stockholders may be amended, repealed or readopted by the board of directors if such bylaw so provides. The stockholders may adopt, amend, restate or repeal the Bylaws but only by a vote of holders of a majority in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class in addition to any approval required by law, the Bylaws or the terms of any preferred stock.

Other Limitations on Stockholder Actions

•

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date we first mailed our proxy materials for the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting,

•

Directors may be removed from office, either for or without cause, by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote generally in the election of directors.

•	Stockholders may call a special meeting only upon request of at least 25% of the voting power of the shares entitled to vote in the election of directors.

Forum Selection

The Certificate of Incorporation generally provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

•	any action asserting a claim against us or our directors, officers or employees arising pursuant to any provision of the DGCL, our Certificate of Incorporation or Bylaws; or

•	any action asserting a claim against us or our directors, officers or employees that is governed by the internal affairs doctrine;

in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (“Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based on federal law claims, Section 27 of the Exchange Act creates exclusive jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Certificate of Incorporation is inapplicable or unenforceable.

Corporate Opportunity

Under the Certificate of Incorporation, to the extent permitted by law:

•	our stockholders are permitted to make investments in competing businesses;

•

if any individual who is a director of Berry Corp. and is otherwise an employee, officer or a director of a stockholder (each such person, a “Dual Role Person”) becomes aware of a potential business opportunity, transaction or other matter, they will have no duty to communicate or offer that opportunity to us; and

•	we have renounced our interest in, or in being offered an opportunity to participate in, such corporate opportunities presented to a Dual Role Person.

Newly Created Directorships and Vacancies on the Board of Directors

Under the Bylaws any vacancies on the board of directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled (i) by the board of directors upon a vote of a majority of the remaining directors then in office, even if they constitute less than a quorum of the board of directors or by a sole remaining director or (ii) by the stockholders at a special or annual meeting or by written consent of holders of a majority of the voting power of the shares entitled to vote in connection with the election of the directors, voting together as a single class.

Registration Rights

The Amended and Restated Registration Rights Agreement, dated June 28, 2018, among Berry Corp. and the holder party thereto (the “Registration Rights Agreement”) generally requires us to file a shelf registration statement with the SEC as soon as practicable. We filed such shelf registration statement, as amended, with the SEC on December 11, 2018 (File No. 333-228740).

The Registration Rights Agreement also requires us to effect demand registrations, which the specified holders may request to be underwritten, and underwritten shelf takedowns from the initial shelf registration if requested by holders of a specified percentage of Registrable Securities (as defined in the Registration Rights Agreement), subject to customary conditions and restrictions. If Registrable Securities are to be distributed in an underwritten public offering and our common stock is not then listed on a national securities exchange or quoted on a recognized trading market, we must use commercially reasonable efforts to cause the Registrable Securities to be listed on a national securities exchange as promptly as practicable.

If we propose to file a registration statement under the Securities Act or conduct a shelf takedown with respect to a public offering of any class of our equity securities, the specified holders have “piggyback” registration rights to include their Registrable Securities in the registration statement subject to customary conditions and restrictions.

At any time when we are required to file public reports with the SEC under the Securities Act or the Exchange Act, the Registration Rights Agreement requires us to use commercially reasonable efforts to timely comply with the reporting requirements. If we are not subject to these reporting requirements, we must make available information necessary for the specified holders of Registrable Securities to resell their Registrable Securities in compliance with Section 4(a)(7), Rule 144, Rule 144A and Regulation S, if available, without registration under the Securities Act and within the limitations of the applicable exemptions.

The Registration Rights Agreement will terminate when there are no longer any Registrable Securities outstanding. As of August 31, 2022, there were up to 34,542,168 shares of our common stock registered for resale pursuant to our obligations under the Registration Rights Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC (“AST”). AST’s address is 6201 15th Avenue, Brooklyn, New York 11219, and AST’s phone number is (718) 921-8200.

Listing

Our common stock is listed on the NASDAQ under the symbol “BRY.”

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, (3) through agents, (4) in “at the market offerings” to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise or (5) through a combination of any of these methods. The prospectus supplement, if required, will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the estimated net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

Unless otherwise specified in the applicable prospectus supplement each series of securities will be a new issue and will have no established trading market, other than our common stock, which is listed on the NASDAQ. We may elect to list any series of securities on an exchange, but we are not obligated to do so.

LEGAL MATTERS

The validity of our securities offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Any underwriters or agents will be advised about other issues relating to any offering by their own counsel to be named in an applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Berry Corporation (bry) and its subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Certain estimates of our oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from reports prepared by the independent engineering firm, DeGolyer and MacNaughton. All such information has been so included on the authority of such firms as experts regarding the matters contained in their reports.

Berry Corporation (bry)

Up to $50,000,000

Common Stock

Prospectus Supplement

Jefferies	Johnson Rice & Company

March 13, 2025